                                                                 Exhibit 23(c)


                         Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 1999, except as to the stock split discussed in Note A, for which the date is August 31, 1999, relating to the financial statements and financial statement schedule of Science Applications International Corporation, which appears in Science Applications International Corporation's Annual Report on Form 10-K/A for the year ended January 31, 2001.


/s/ PricewaterhouseCoopers LLP

San Diego, California
October 15, 2001